UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 2, 2006

WIRELESS FACILITIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27231	13-3818604
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4810 Eastgate Mall
San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

(858) 228-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set below under Item 2.03 is hereby incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 2, 2006, Wireless Facilities, Inc., a Delaware corporation (“WFI”), WFI Government Services, Inc., a Delaware corporation and wholly-owned subsidiary of WFI (“Parent”), MRC Merger Company, Inc., a Delaware corporation (“Merger Sub”), and Madison Research Corporation, an Alabama corporation (“MRC”), consummated the merger of the Merger Sub with and into MRC (the “Merger”) pursuant to the terms of that certain Merger Agreement, dated as of August 8, 2006 (the “Merger Agreement”).

In connection with the Merger, all outstanding shares of capital stock of MRC were converted into the right to receive a ratable portion of the merger consideration. The aggregate merger consideration paid by Parent in connection with the Merger was $69,000,000 in cash, subject to certain adjustments, of which ten percent is being withheld as security for satisfaction of certain indemnification obligations and payable over eighteen months following the closing date of the Merger pursuant to the terms of the Merger Agreement. Parent paid the purchase price with cash from an $85,000,000 credit facility provided by KeyBank National Association (“KeyBank”) pursuant to the terms of that certain Credit Agreement by and among WFI, KeyBank National Association and Keybanc Capital Markets, dated October 2, 2006 (the “Credit Agreement”). The consideration for and the other terms and conditions of the Merger were determined by arms-length negotiations between WFI, Parent and MRC.

MRC is a technical solutions and services company based on Huntsville, Alabama, which is focused on advanced telecommunications programs, software and information technology solutions, product solutions and space programs.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the Merger Agreement attached as Exhibit 2.1 to the Current Report on Form 8-K filed by WFI on August 14, 2006. WFI issued a press release on October 2, 2006 regarding the closing of the Merger, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation.

In connection with the Merger, WFI entered into that certain Credit Agreement, dated October 2, 2006, with KeyBank for an $85,000,000 senior credit facility (the “Credit Facility”). Pursuant to the terms of the Credit Agreement, the Credit Facility will be a five year revolving credit facility and will include a $10,000,000 sub-limit for letters of credit. The proceeds under the Credit Facility may be used for general corporate purposes including refinancing of existing bank debt, working capital and acquisitions.  In connection with entering into the Credit Agreement, WFI repaid all amounts outstanding under and terminated its prior $15 million credit facility with KeyBank, provided pursuant to a credit agreement with KeyBank, dated March 16, 2005 (the “Prior Credit Facility”).

Borrowings may be made under the Credit Facility (i) at the base rate, determined as the greater of (A) the prime loan rate announced by KeyBank and (B) the sum of the weighted average overnight federal funds rate published by the Federal Reserve Bank plus 50 basis points, and (ii) the average of the rate of interest at which deposits (approximately equal to the amount of the requested loan and for the same term as the interest period) are offered to the Administrative Agent in the London interbank eurodollar market “Libor” for delivery on the first day of the interest period, as adjusted for reserve requirements and rounded upwards if necessary to the next higher 1/100% plus a minimum of 175 basis points. Base rate borrowings may be subject to an additional 25 to 150 basis points, and Libor borrowings may be subject to additional basis points, up to 350, based on WFI’s Total Leverage Ratio (as that term is defined in the Credit Agreement). In addition, WFI pays a commitment fee ranging from 30 basis points per annum to 75 points per annum, based on its Total Leverage Ratio, on the daily amount of the unused commitments under the Credit Facility.

The terms of the Credit Agreement include customary representations, warranties, conditions precedent, events of default and indemnities, as well as reporting and financial covenants which are subject to certain exceptions and qualifications. In connection with the closing of the Merger and repayment of the Prior Credit Facility on October 2, 2006, WFI borrowed approximately $70,000,000 under the Credit Facility.

The foregoing description of the Credit Facility does not purport to be complete and is qualified in its entirety by the Credit Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial information required by this item, if any, with respect to the Merger, will be filed as soon as practicable, and in any event not later than 71 days after the date on which any Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item, if any, with respect to the Merger, will be filed as soon as practicable, and in any event not later than 71 days after the date on which any Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(d) Exhibits.

2.1(1)

Merger Agreement, dated August 8, 2006, by and among Wireless Facilities, Inc., WFI Government Services, Inc., MRC Merger Company, Inc. and Madison Research Corporation. Certain schedules and exhibits referenced in the Merger Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

10.1	Credit Agreement, dated October 2, 2006, by and among Wireless Facilities, Inc., KeyBank National Association and Keybanc Capital Markets as lead arranger and sole book runner, dated October 2, 2006.
99.1	Press Release of Wireless Facilities, Inc. issued on October 2, 2006.

(1)          Previously filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 14, 2006 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIRELESS FACILITIES, INC.

Date: October 6, 2006	/s/ James R. Edwards
James R. Edwards
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1(1)

Merger Agreement, dated August 8, 2006, by and among Wireless Facilities, Inc., WFI Government Services, Inc., MRC Merger Company, Inc. and Madison Research Corporation. Certain schedules and exhibits referenced in the Merger Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

10.1	Credit Agreement, dated October 2, 2006, by and among Wireless Facilities, Inc., KeyBank National Association and Keybanc Capital Markets as lead arranger and sole book runner, dated October 2, 2006.
99.1	Press Release of Wireless Facilities, Inc. issued on October 2, 2006.

(1)                                  Previously filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 14, 2006 and incorporated herein by reference.